CALCULATION OF FILING FEE TABLES

Form F-3
(Form Type)

MorphoSys AG
(Exact Name of Registrant as Specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule(1)	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price(2)	Fee Rate(1)	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares, no par value(3)	456(b) and 457(r)
	Debt	Debt securities	456(b) and 457(r)
	Other	Warrants	456(b) and 457(r)
	Other	Rights	456(b) and 457(r)
	Other	Purchase Contracts	456(b) and 457(r)
	Other	Units	456(b) and 457(r)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Carry Forward Securities

Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A
Total Offering Amounts						N/A	N/A

Total Fees Previously Paid							N/A
Total Fee Offsets							N/A
Net Fees Due							N/A

(1)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, MorphoSys AG is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis. MorphoSys AG will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices.
(3)	American Depositary Shares issuable upon deposit of the ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-130614), as amended. Each American Depositary Share represents one-quarter of one ordinary share.